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                                                                    EXHIBIT 23.1



                         [DELOITTE & TOUCHE LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Heritage Commerce Corp on Form S-3 of our report dated January 20, 1999 (February 5, 1999 as to the stock split information in Note 1, paragraph 2), appearing in the Annual Report on Form 10-K of Heritage Commerce Corp for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

San Jose, California

April 23, 1999